Exhibit 99.1

Financial Contact: Mike Knapp Knowles Investor Relations Phone: (630) 238-5236 Email: mike.knapp@knowles.com	Media Contact: Roxanne Pipitone Knowles Communications Phone: (630) 238-5257 Email: roxanne.pipitone@knowles.com

Knowles Reports Q2 2017 Financial Results and Provides Outlook for Q3 2017

Q2 Revenue In Line Driven by Solid Y/Y Growth in Microphones
Strong Sequential Revenue Growth Expected Through Remainder of 2017

ITASCA, Ill., Jul. 26, 2017 - Knowles Corporation (NYSE: KN), a market leader and global supplier of advanced micro-acoustic, audio processing, and precision device solutions, today announced results for the second quarter ended June 30, 2017.

“We delivered Q2 revenue that was in line with the midpoint of our guidance range,” said Jeffrey Niew, president and CEO of Knowles. “Sales in our Audio segment were down 2 percent year-over-year and came in largely as expected with robust microphone sales growth in IoT partially offset by the Chinese handset inventory correction we referenced last quarter. As anticipated, sales in our hearing health business decreased from the prior year as a result of being more disciplined with our pricing. In the Precision Device segment, Q2 sales grew about 4 percent year-over-year due to stronger demand across our defense, industrial, and medical markets. In addition, gross margin and EPS came in at the high end of our guidance range, highlighting improved product mix and disciplined cost controls.”

“We expect full year growth in revenue and EPS in 2017, with strong sequential growth in Q3 and Q4. The industry trends around voice input and improved performance continue to provide a favorable backdrop for us as we enter the second half of the year. While we anticipate a later-than-normal ramp at our North American customer and a more muted Q3 recovery in China, we are uniquely positioned across our end markets and well aligned with our customers’ roadmaps to deliver best in class audio input solutions for their next generation platforms in 2017 and beyond. Longer term, we continue to invest in higher value, differentiated solutions, and remain the only supplier in the industry with a broad based product portfolio, and control over MEMS, ASIC, packaging, signal processing and software. In addition, design activity around smart mics and our new DSP solutions is high and I am expecting design wins this year that will drive revenue in 2018.” continued Niew.

Financial Highlights
The following highlights the Company’s financial performance on both a GAAP and supplemental non-GAAP basis for continuing operations* (in millions except for per share data):

	Q2FY17	Q1FY17	Q2FY16	Sequential Change	Year Ago Period Change
Revenue	$190.2	$193.7	$190.3	(2)%	—%
Gross profit	$71.7	$67.6	$72.9	6%	(2)%
(as a % of revenue)	37.7%	34.9%	38.3%
Non-GAAP gross profit	$75.0	$73.7	$75.1	2%	—%
(as a % of revenue)	39.4%	38.0%	39.5%
Diluted loss per share **	$(0.34)	$(0.05)	$(0.08)	NM***	NM***
Non-GAAP diluted earnings per share	$0.13	$0.12	$0.13	8%	—%
* Continuing operations excludes the results of our speaker and receiver product line which was sold on July 7, 2016.

** Current period results include a $21.3 million impairment of long-lived assets, $6.3 million in stock-based compensation, $2.3 million from amortization of intangibles, $2.2 million in restructuring charges, $2.0 million in production transfer costs and $1.4 million of amortization of debt discount.

*** Not Meaningful

In addition to the GAAP results included in this press release, Knowles has presented supplemental non-GAAP gross profit, earnings before interest and income taxes, adjusted earnings before interest and income taxes, non-GAAP diluted earnings (loss) per share, as well as other metrics on a non-GAAP basis that exclude certain amounts that are included in the most directly comparable GAAP measure to facilitate evaluation of Knowles’ operating performance. Non-GAAP results are not presented in accordance with GAAP. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies. Knowles believes that non-GAAP measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating Knowles’ performance for business planning purposes. Knowles also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles’ opinion, do not reflect its core operating performance including, for example, stock-based compensation, certain intangibles amortization expense, fixed asset impairment charges, restructuring, production transfer costs, and other charges which management considers to be outside our core operating results. Knowles believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the reconciliation table accompanying this release.

Third Quarter 2017 Outlook
The forward looking guidance for the quarter ending September 30, 2017 on a continuing operations basis is as follows:

	GAAP	Adjustments	Non-GAAP
Revenue	$205 to $235 million	—	$205 to $235 million
Gross Profit Margin	37 to 40%	1%	38 to 41%
EPS	$0.07 to $0.13	$0.16	$0.23 to $0.29

Q3 2017 GAAP results for continuing operations are expected to include approximately $0.06 per share from a higher effective tax rate, $0.05 per share in stock-based compensation, $0.02 per share in amortization of intangibles, $0.02 per share in production transfer costs and $0.01 per share in amortization of debt discount. Expected Q3 2017 GAAP results exclude potential restructuring items.

Webcast and Conference Call Information
Investors can listen to a live or replay webcast of the Company’s quarterly financial conference call at http://investor.knowles.com. The live webcast will begin today at 3:30 p.m. Central time. The webcast replay will be available after 7:00 p.m. Central time today through 11:59 p.m. Central time on January 24, 2018.

Investors can also listen to the conference call at 3:30 p.m. Central time today by calling (877) 359-9508 (United States) or (224) 357-2393 (International). The conference call replay will be available after 7:00 p.m. Central time today through 11:59 p.m. Central time on August 2, 2017 at (855) 859-2056 (United States) or (404) 537-3406 (International). The access code is 51412224.

About Knowles
Knowles Corporation (NYSE: KN) is a market leader and global supplier of advanced micro-acoustic, audio processing, and precision device solutions, serving the mobile consumer electronics, communications, medical, military, aerospace, and industrial markets. Knowles uses its leading position in MEMS (micro-electro-mechanical systems) microphones and strong capabilities in audio processing technologies to optimize audio systems and improve the user experience in smartphones, tablets, and wearables. Knowles is also the leader in acoustics components used in hearing aids and has a strong position in high-end oscillators (timing devices) and capacitors. Knowles’ focus on the customer, combined with unique technology, proprietary manufacturing techniques, rigorous testing and global scale, enables it to deliver innovative solutions that optimize the user experience. Founded in 1946 and headquartered in Itasca, Illinois, Knowles is a global organization with employees in 12 countries. For more information, visit knowles.com.

Forward Looking Statements
This news release contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “project,” “estimate,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “objective,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made. The statements in this news release are based on current plans, expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes or results to differ materially from those outcomes or results that are projected, anticipated or implied in these statements. These risks and uncertainties include, but are not limited to: MEMS microphone demand from our largest customers, in particular, two large North American OEM customers, a large Korean OEM customer and Chinese OEMs; the success and rate of multi-microphone and smart microphone adoption and market adoption of our “intelligent audio” solutions; the pace and success of achieving the cost savings from our announced restructurings and acquisitions; our ability to slow and offset price erosion in certain of our microphone products; fluctuations in our stock's market price; fluctuations in operating results and cash flows; our ability to prevent or identify quality issues in our products or to promptly remedy any such issues that are identified; the timing of OEM product launches; customer purchasing behavior in light of current and anticipated mobile phone launches; downward pressure on the average selling prices for our products; risks associated with increasing our inventories in advance of anticipated orders by customers; macroeconomic conditions, both in the U.S. and internationally; foreign currency exchange rate fluctuations; our ability to achieve continued reductions in our operating expenses; our ability to qualify our products and facilities with customers; risks and costs inherent in litigation; our ability to obtain, enforce, defend or monetize our intellectual property rights; increases in the costs of critical raw materials and components; availability of raw materials and components; delays in customer product introductions and other related customer challenges that may occur; our ability to successfully consummate acquisitions and divestitures, and our ability to integrate acquisitions following consummation; our obligations and risks under a tax matters agreement that was executed as part of our spin-off from our former parent company; managing new product ramps and introductions for our customers; risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of large customers; our ability to maintain and expand our existing relationships with leading OEMs and to establish relationships with new OEMs in order to maintain and increase our revenue; fluctuations in demand by our telecom and other customers and telecom end markets; increasing competition and new entrants in the market for our products; our ability to develop new or enhanced products or technologies in a timely manner that achieve market acceptance; our reliance on third parties to manufacture, assemble and test our products and sub-components; changes in tax laws or our ability to utilize our tax structure and any net operating losses and other factors that we may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, subsequent Reports on Forms 10-Q and 8-K and our other filings we make with the U.S. Securities and Exchange Commission. Knowles disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

INVESTOR SUPPLEMENT - SECOND QUARTER 2017

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions except share and per share amounts)
(unaudited)

	Quarter Ended
	June 30, 2017	March 31, 2017	June 30, 2016
Revenues	$190.2	$193.7	$190.3
Cost of goods sold	117.7	121.8	117.2
Impairment charges	1.4	—	—
Restructuring charges - cost of goods sold	(0.6)	4.3	0.2
Gross profit	71.7	67.6	72.9
Research and development expenses	26.7	26.2	25.8
Selling and administrative expenses	38.7	38.1	45.2
Impairment charges	19.9	—	—
Restructuring charges	2.8	0.7	3.7
Operating expenses	88.1	65.0	74.7
Operating (loss) earnings	(16.4)	2.6	(1.8)
Interest expense, net	5.1	5.2	5.8
Other expense (income), net	1.5	2.3	(2.2)
Loss before income taxes and discontinued operations	(23.0)	(4.9)	(5.4)
Provision for (benefit from) income taxes	7.3	(0.2)	1.4
Loss from continuing operations	(30.3)	(4.7)	(6.8)
Earnings (loss) from discontinued operations, net	0.6	1.5	(17.8)
Net loss	$(29.7)	$(3.2)	$(24.6)

Loss per share from continuing operations:
Basic	$(0.34)	$(0.05)	$(0.08)
Diluted	$(0.34)	$(0.05)	$(0.08)

Earnings (loss) per share from discontinued operations:
Basic	$0.01	$0.01	$(0.20)
Diluted	$0.01	$0.01	$(0.20)

Loss per share:
Basic	$(0.33)	$(0.04)	$(0.28)
Diluted	$(0.33)	$(0.04)	$(0.28)

Weighted average common shares outstanding:
Basic	89,361,352	88,973,503	88,652,453
Diluted	89,361,352	88,973,503	88,652,453

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions except share and per share amounts)
(unaudited)

	Six Months Ended
	June 30, 2017	June 30, 2016
Revenues	$383.9	$375.6
Cost of goods sold	239.5	234.5
Impairment charges	1.4	—
Restructuring charges - cost of goods sold	3.7	1.4
Gross profit	139.3	139.7
Research and development expenses	52.9	51.9
Selling and administrative expenses	76.8	88.3
Impairment charges	19.9	—
Restructuring charges	3.5	7.2
Operating expenses	153.1	147.4
Operating loss	(13.8)	(7.7)
Interest expense, net	10.3	9.5
Other expense (income), net	3.8	(1.7)
Loss before income taxes and discontinued operations	(27.9)	(15.5)
Provision for income taxes	7.1	3.8
Loss from continuing operations	(35.0)	(19.3)
Earnings (loss) from discontinued operations, net	2.1	(34.7)
Net loss	$(32.9)	$(54.0)

Loss per share from continuing operations:
Basic	$(0.39)	$(0.22)
Diluted	$(0.39)	$(0.22)

Earnings (loss) per share from discontinued operations:
Basic	$0.02	$(0.39)
Diluted	$0.02	$(0.39)

Net loss per share:
Basic	$(0.37)	$(0.61)
Diluted	$(0.37)	$(0.61)

Weighted average common shares outstanding:
Basic	89,168,499	88,594,597
Diluted	89,168,499	88,594,597

KNOWLES CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (1)
(in millions, except for share and per share amounts)
(unaudited)

	Quarter Ended			Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Gross profit	$71.7	$67.6	$72.9	$139.3	$139.7
Gross profit as % of revenue	37.7%	34.9%	38.3%	36.3%	37.2%

Stock-based compensation expense	0.5	0.4	0.5	0.9	1.0
Impairment charges	1.4	—	0.3	1.4	0.3
Restructuring charges	(0.6)	4.3	0.2	3.7	1.4
Production transfer costs (2)	2.0	1.4	1.2	3.4	2.5
Non-GAAP gross profit	$75.0	$73.7	$75.1	$148.7	$144.9
Non-GAAP gross profit as % of revenues	39.4%	38.0%	39.5%	38.7%	38.6%

Research and development expenses	$26.7	$26.2	$25.8	$52.9	$51.9
Stock-based compensation expense	(1.5)	(1.4)	(1.3)	(2.9)	(2.2)
Impairment charges	—	—	(0.1)	—	(0.2)
Non-GAAP research and development expenses	$25.2	$24.8	$24.4	$50.0	$49.5

Selling and administrative expenses	$38.7	$38.1	$45.2	$76.8	$88.3
Stock-based compensation expense	(4.3)	(4.3)	(3.8)	(8.6)	(7.8)
Intangibles amortization expense	(2.3)	(3.0)	(5.6)	(5.3)	(11.2)
Other (3)	(0.2)	—	(0.3)	(0.2)	(0.3)
Non-GAAP selling and administrative expenses	$31.9	$30.8	$35.5	$62.7	$69.0

Operating expenses	$88.1	$65.0	$74.7	$153.1	$147.4
Stock-based compensation expense	(5.8)	(5.7)	(5.1)	(11.5)	(10.0)
Intangibles amortization expense	(2.3)	(3.0)	(5.6)	(5.3)	(11.2)
Impairment charges	(19.9)	—	(0.1)	(19.9)	(0.2)
Restructuring charges	(2.8)	(0.7)	(3.7)	(3.5)	(7.2)
Other (3)	(0.2)	—	(0.3)	(0.2)	(0.3)
Non-GAAP operating expenses	$57.1	$55.6	$59.9	$112.7	$118.5

Loss from continuing operations	$(30.3)	$(4.7)	$(6.8)	$(35.0)	$(19.3)
Interest expense, net	5.1	5.2	5.8	10.3	9.5
Provision for (benefit from) income taxes	7.3	(0.2)	1.4	7.1	3.8
(Loss) earnings from continuing operations before interest and income taxes	(17.9)	0.3	0.4	(17.6)	(6.0)
(Loss) earnings from continuing operations before interest and income taxes as % of revenues	(9.4)%	0.2%	0.2%	(4.6)%	(1.6)%

Stock-based compensation expense	6.3	6.1	5.6	12.4	11.0
Intangibles amortization expense	2.3	3.0	5.6	5.3	11.2
Impairment charges	21.3	—	0.4	21.3	0.5
Restructuring charges	2.2	5.0	3.9	7.2	8.6
Production transfer costs (2)	2.0	1.4	1.2	3.4	2.5
Other loss (gain) (4)	0.2	—	(1.7)	0.2	(1.7)
Adjusted earnings from continuing operations before interest and income taxes	$16.4	$15.8	$15.4	$32.2	$26.1
Adjusted earnings before interest and income taxes as % of revenues	8.6%	8.2%	8.1%	8.4%	6.9%

	Quarter Ended			Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Interest expense, net	$5.1	$5.2	$5.8	$10.3	$9.5
Interest expense, net non-GAAP reconciling adjustments (5)	1.4	1.4	1.6	2.8	1.6
Non-GAAP interest expense	$3.7	$3.8	$4.2	$7.5	$7.9

Provision for (benefit from) income taxes	$7.3	$(0.2)	$1.4	$7.1	$3.8
Income tax effects of non-GAAP reconciling adjustments	(6.9)	1.2	(1.9)	(5.7)	(4.8)
Non-GAAP provision for (benefit from) income taxes	$0.4	$1.0	$(0.5)	$1.4	$(1.0)

Loss from continuing operations	$(30.3)	$(4.7)	$(6.8)	$(35.0)	$(19.3)
Non-GAAP reconciling adjustments (6)	34.3	15.5	15.0	49.8	32.1
Interest expense, net non-GAAP reconciling adjustments (5)	1.4	1.4	1.6	2.8	1.6
Income tax effects of non-GAAP reconciling adjustments	(6.9)	1.2	(1.9)	(5.7)	(4.8)
Non-GAAP net earnings	$12.3	$11.0	$11.7	$23.3	$19.2

Diluted loss per share from continuing operations	$(0.34)	$(0.05)	$(0.08)	$(0.39)	$(0.22)
Earnings per share non-GAAP reconciling adjustment	0.47	0.17	0.21	0.64	0.43
Non-GAAP diluted earnings per share	$0.13	$0.12	$0.13	$0.25	$0.21

Diluted average shares outstanding	89,361,352	88,973,503	88,652,453	89,168,499	88,594,597
Non-GAAP adjustment (7)	3,336,773	3,177,224	2,394,692	3,299,206	1,921,514
Non-GAAP diluted average shares outstanding (7)	92,698,125	92,150,727	91,047,145	92,467,705	90,516,111

Notes:
(1) In addition to the GAAP financial measures included herein, Knowles has presented certain non-GAAP financial measures. Knowles believes that non-GAAP measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating Knowles' performance for business planning purposes. Knowles also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles' opinion, do not reflect its core operating performance. Knowles believes that its presentation of non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance.
(2) Production transfer costs represent duplicate costs incurred to migrate manufacturing to facilities primarily in Asia. These amounts are included in the corresponding Gross profit and (Loss) earnings from continuing operations before interest and income taxes for each period presented.
(3) In 2017, Other primarily represents expenses related to the acquisition of certain assets of a capacitors manufacturer. In 2016, Other primarily represents expenses related to the Audience acquisition.
(4) In 2017, Other loss (gain) primarily represents expenses related to the acquisition of certain assets of a capacitors manufacturer. In 2016, Other loss (gain) primarily represents a gain on the sale of investment related to non-controlling interest in a MEMs timing device company partially offset by expenses related to the Audience acquisition.
(5) Under GAAP, certain convertible debt instruments that may be settled in cash (or other assets) upon conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s nonconvertible debt borrowing rate. Accordingly, for GAAP purposes we are required to recognize imputed interest expense on the Company’s $172.5 million of convertible senior notes due 2021 that were issued in a private placement in May 2016. The imputed interest rate is 8.12% for the convertible notes due 2021, while the actual coupon interest rate of the notes was 3.25%. The difference between the imputed interest expense and the coupon interest expense is excluded from management’s assessment of the Company’s operating performance because management believes that this non-cash expense is not indicative of its core, ongoing operating performance.
(6) The Non-GAAP reconciling adjustments are those adjustments made to reconcile (Loss) earnings from continuing operations before interest and income taxes to Adjusted earnings from continuing operations before interest and income taxes.
(7) The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

KNOWLES CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except for share and per share amounts)
(unaudited)

	June 30, 2017	December 31, 2016
Current assets:
Cash and cash equivalents	$48.6	$66.2
Receivables, net of allowances of $1.6 and $1.7	129.7	145.1
Inventories, net	142.7	108.2
Prepaid and other current assets	13.8	10.6
Total current assets	334.8	330.1
Property, plant and equipment, net	191.5	186.2
Goodwill	907.8	894.6
Intangible assets, net	59.2	77.4
Other assets and deferred charges	22.5	25.8
Assets of discontinued operations	0.7	0.9
Total assets	$1,516.5	$1,515.0

Current liabilities:
Current maturities of long-term debt	$13.3	$9.7
Accounts payable	79.0	71.8
Accrued compensation and employee benefits	29.5	34.7
Other accrued expenses	29.6	26.0
Federal and other taxes on income	5.4	6.8
Total current liabilities	156.8	149.0
Long-term debt	284.8	288.5
Deferred income taxes	22.3	21.7
Other liabilities	40.8	41.4
Liabilities of discontinued operations	1.9	6.0
Commitments and contingencies
Stockholders' equity:
Preferred stock - $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Common stock - $0.01 par value; 400,000,000 shares authorized; 89,409,233 and 88,737,284 shares issued at June 30, 2017 and December 31, 2016, respectively	0.9	0.9
Additional paid-in capital	1,510.8	1,499.8
Accumulated deficit	(393.1)	(360.2)
Accumulated other comprehensive loss	(108.7)	(132.1)
Total stockholders' equity	1,009.9	1,008.4
Total liabilities and stockholders' equity	$1,516.5	$1,515.0